Exhibit E

                      GUARANTEE AND SECURITY AGREEMENT
                      --------------------------------

     This GUARANTEE AND SECURITY AGREEMENT (this "Agreement") dated as of September 30, 1998, is made by the certain Subsidiaries of Inamed Corporation, a Florida corporation (the "Company") that are signatories hereto and who execute a Joinder hereto in the form of Exhibit A hereto (collectively, the "Obligors") and APPALOOSA MANAGEMENT, L.P., as collateral agent (the "Collateral Agent") for the benefit of the holders of the Company's 10.00% Senior Secured Notes due March 31, 1999 or, at the option of the Company exercised as provided therein, September 1, 2000 (the "Notes").

                                  RECITALS
                                  --------

     A. Pursuant to the Note Purchase Agreement, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the "Note Purchase Agreement"), among the purchasers listed on Exhibit A thereto (the "Purchasers"), the Collateral Agent and the Company, the Purchasers are purchasing Notes from the Company in the aggregate principal amount of $8,000,000 and Warrants to acquire up to 590,000 shares of Common Stock with an exercise price of $6.50 per share (the "Loan Warrants");

     B. The Obligors are direct or indirect Subsidiaries of the Company;

     C. As a condition, and material inducement, to the Purchasers' agreement to purchase the Notes and the Loan Warrants, the Purchasers required that the Obligors deliver this Agreement to the Collateral Agent;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Obligors agree with the Collateral Agent as follows:

ARTICLE I.  DEFINITIONS AND INTERPRETATION.

     1.01 Certain Defined Terms. Unless otherwise defined, all capitalized terms used in this Agreement that are defined in the Note Purchase Agreement (including those terms incorporated therein by reference) shall have the respective meanings assigned to them in the Note Purchase Agreement. In addition, the following terms shall have the following meanings under this Agreement:

     "Accounts" shall have the meaning assigned to that term in Section
3.01(b).

     "Breast Implant Litigation" shall mean the litigation in the United States District Court for the Northern District of Alabama, Southern Division stylized as "Silicone Gel Breast Implant Products Liability Litigation (MDL926)."

     "Capitalized Lease" shall mean, with respect to any Person, any lease or any other agreement for the use of property which, in accordance with generally accepted accounting principles, should be capitalized on the lessee's or user's balance sheet.

     "Capitalized Lease Obligation" of any Person shall mean and include, as of any date as of which the amount thereof is to be determined, the amount of the liability capitalized or disclosed (or which should be disclosed) in a balance sheet of such Person in respect of a Capitalized Lease of such Person.

     "Casualty Event" shall mean, with respect to any property of any Person, any loss of or damage to, or any condemnation or other taking of, such property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

     "Collateral" shall have the meaning assigned to that term in Section
3.01.

     "Collateral Account" shall have the meaning assigned to that term in
Section 4.01.

     "Copyright Collateral" shall mean all Copyrights, whether now owned or hereafter acquired by any Obligor.

     "Copyrights" shall mean, collectively, (a) all copyrights, copyright registrations and applications for copyright registrations, (b) all renewals and extensions of all copyrights, copyright registrations and applications for copyright registration and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages and other payments (including in respect of all past, present or future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world.

     "Documents" shall have the meaning assigned to that term in Section
3.01(f).

     "Event of Default" shall mean each of the happenings or circumstances enumerated in Section 7.1 of the Note Purchase Agreement.

     "Equipment" shall have the meaning assigned to that term in Section
3.01(e).

     "Equity Rights" shall mean, with respect to any Person, any outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

     "Guaranteed Obligations" means any and all Obligations and any and all obligations of the Company for the performance by it of its agreements, covenants and undertakings under or in respect of the Loan Documents.

     "Holder" shall mean, at any time of reference, a Person in whose name a Note is registered in the Note Register at such time.

     "Indebtedness" shall mean, with respect to any Person, (i) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (iv) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to suppliers and similar accrued liabilities incurred in the ordinary course of business and paid in a manner consistent with industry practice), (v) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such Person whether or not the obligations secured thereby have been assumed, (vi) all Capitalized Lease Obligations of such Person, (vii) all guarantees of such Person, (viii) all obligations (including but not limited to reimbursement obligations) relating to the issuance of letters of credit for the account of such Person, (ix) all obligations arising out of foreign exchange contracts, and
(x) all obligations arising out of interest rate and currency swap agreements, cap, floor and collar agreements, interest rate insurance, currency spot and forward contracts and other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

     "Instruments" shall have the meaning assigned to that term in Section 3.01(c).

     "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereon, and all Patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all Trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all copyrightable works, all Copyrights and all applications, registrations and renewals in connection therewith, (d) all mask works and all applications, registrations and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, (h) all copies and tangible embodiments of the foregoing (in whatever form or medium) and (i) all licenses or agreements in connection with the foregoing.

     "Inventory" shall have the meaning assigned to that term in Section
3.01(d).

     "Issuers" shall mean, collectively, each Subsidiary, directly or indirectly, of the Company that is the issuer (as defined in the Uniform Commercial Code) of any shares of capital stock now owned or hereafter acquired by any Obligor.

     "Loan Documents" shall mean the Note Purchase Agreement, the Notes, this Agreement, the Security Agreement, dated as of the date hereof, by and between the Company and the Collateral Agent (the "Security Agreement"), the Guarantee Agreement, dated as of the date hereof, made by certain Subsidiaries of the Obligor in favor of the Holders, and the Registration Rights Agreement, dated as of the date hereof, by and between the Company and the Purchasers and the Intercreditor Agreement, dated as of the date hereof, by and between the Collateral Agent and the Trustee.

     "Loan Warrants" shall have the meaning assigned to that term in the Recitals.

     "Make-Whole Amount" shall have the meaning assigned to that term in the Note Purchase Agreement.

     "Material Adverse Effect" shall mean a material adverse effect on (a) the property, business, prospects (including, without limitation, the prospects for the settlement of the Breast Implant Litigation), operations, earnings, assets, liabilities or the condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, whether or not in the ordinary course of business, (b) the ability of any Obligor to perform its obligations under any of the Loan Documents to which it is a party, (c) the validity or enforceability of any of the Loan Documents, (d) the rights, remedies, powers and privileges of the Holders under any of the Loan Documents or (e) the timely payment of the Secured Obligations.

     "Motor Vehicles" shall mean motor vehicles, tractors, trailers and other like property, whether or not the title to any such property is governed by a certificate of title or ownership.

     "Note Register" shall have the meaning ascribed thereto in the Note Purchase Agreement.

     "Obligations" shall mean the principal and interest due under the Notes and all other obligations and liabilities of the Company to the Holders of every nature whatsoever now existing or hereafter arising, including, without limitation, all prepayment premiums, indemnities, reimbursement obligations, fees, costs and expenses, arising under or in connection the Loan Documents (including, without limitation, any interest accruing subsequent to (or that would accrue but for) the commencement of any proceeding involving the bankruptcy, insolvency, reorganization, liquidation, receivership or the like of the Company), and any and all expenses which may be incurred by the Holders in collecting any or all of the obligations of such Obligor under this Agreement and/or enforcing any rights under this Agreement.

     "Patent Collateral" shall mean all Patents, whether now owned or hereafter acquired by any Obligor.

     "Patents" shall mean, collectively, (a) all patents and patent applications, (b) all reissues, divisions, continuations, renewals, extensions and continuations-in-part of all patents or patent applications and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages, and other payments (including in respect of all past, present and future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and
(iii) otherwise accruing under or pertaining to any of the foregoing throughout the world, including all inventions and improvements described or discussed in all such patents and patent applications.

     "Permitted Investments" shall mean (a) direct obligations of the United States of America, or of any of its agencies, or obligations guaranteed as to principal and interest by the United States of America, or of any of its agencies, in either case maturing not more than 90 days from the date of acquisition of such obligation; (b) deposit accounts in, and certificates of deposit, repurchase agreements or bankers acceptances of any bank or trust company organized under the laws of the United States of America or any state or licensed to conduct a banking or trust business in the United States of America or any state and having capital, surplus and undivided profits of at least $35,000,000, maturing not more than 90 days from the date of acquisition; (c) commercial paper rated A-1 or better or P-1 by Standard & Poor's Corporation or Moody's Investors Services, Inc., respectively, maturing not more than 90 days from the date of acquisition; and (d) money market funds sponsored by commercial or investment banks unaffiliated with the Company.

     "Person" shall mean any individual, firm, corporation, limited liability company, partnership, company or other entity, and shall include any successor (by merger or otherwise) of such entity.

     "Pledged Debt" shall have the meaning assigned to that term in Section 3.01(a).

     "Pledged Stock" shall have the meaning assigned to that term in
Section 3.01(a).

     "SEC" shall mean the United States Securities and Exchange Commission.

     "Secured Obligations" shall mean (a) any and all Guaranteed
Obligations and (b) any and all obligations of the Obligors at any time and from time to time for the performance of their agreements, covenants and undertakings under or in respect of the Loan Documents.

     "Securities Collateral" means the Stock Collateral and the Pledged
Debt.

     "Signing Date" shall mean the date on which a respective Obligor shall sign and deliver this Agreement, whether directly or through execution and delivery of a Joinder hereto.

     "Stock Collateral" shall have the meaning assigned to that term in
Section 3.01(a).

     "Trademark Collateral" shall mean all Trademarks, whether now owned or hereafter acquired by any Obligor. Notwithstanding the foregoing, the Trademark Collateral shall not include any Trademark which would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

     "Trademarks" shall mean, collectively, (a) all trade names, trademarks and service marks, logos, trademark and service mark registrations and applications for trademark and service mark registrations, (b) all renewals and extensions of any of the foregoing and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages and other payments (including in respect of all past, present and future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world, together, in each case, with the product lines and goodwill of the business connected with the use of, or otherwise symbolized by, each such trade name, trademark and service mark.

     "Trustee" shall mean Santa Barbara Bank & Trust.

     "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in the State of New York from time to time or, by reason of mandatory application, any other applicable jurisdiction.

     1.02 Interpretation. In this Agreement, unless otherwise indicated, the singular includes the plural and plural the singular; words importing either gender include the other gender; references to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Agreement; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, extensions and other modifications to such instruments (without, however, limiting any prohibition on any such amendments, extensions and other modifications by the terms of any Loan Document); and references to Persons include their respective permitted successors and assigns and, in the case of governmental Persons, Persons succeeding to their respective functions and capacities.

ARTICLE II.  GUARANTEE.

     2.01 Guarantee. (a) Subject to the limitation set forth in Section 2.08, each of the Obligors, as a primary obligor and not merely as a surety, hereby jointly and severally guarantees to the Holders the prompt and complete payment when due (whether at stated maturity, by acceleration or otherwise) and performance of the Guaranteed Obligations in each case strictly in accordance with their terms. The Obligors hereby further jointly and severally agree that if the Company shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) all or any part of the Guaranteed Obligations, the Obligors will immediately pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of all or any part of the Guaranteed Obligations, the same will be timely paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. The obligations of the Obligors under this Article II are irrevocable and unconditional in nature and are made with respect to any Guaranteed Obligations now existing or in the future arising. The Obligors' liability under this Agreement shall continue until full satisfaction of all Guaranteed Obligations. The obligations of the Obligors constitute a guarantee of due and punctual payment and performance and not merely a guarantee of collection, and each of the Obligors specifically agrees that it shall not be necessary or required that the Holders exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Company (or any other Person) before or as a condition to the obligations of such Obligor hereunder.

          (b) No payment or payments made by the Company or any other Person or received or collected by the Holders from the Company or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Obligors hereunder which shall, notwithstanding any such payment or payments, remain liable for the Guaranteed Obligations until the date upon which the Guaranteed Obligations are fully performed and paid in full.

     2.02 Acknowledgments, Waivers and Consents. Each Obligor acknowledges that the obligations undertaken by it under this Agreement involve the guarantee of obligations of Persons other than such Obligor and that such obligations of such Obligor are absolute, irrevocable and unconditional under any and all circumstances. In full recognition and in furtherance of the foregoing, each Obligor agrees that:

          (a) Without affecting the enforceability or effectiveness of this Agreement in accordance with its terms and without affecting, limiting, reducing, discharging or terminating the liability of such Obligor, or the rights, remedies, powers and privileges of the Holders under this Agreement, the Collateral Agent may, at any time and from time to time and without notice or demand of any kind or nature whatsoever: (i) amend, supplement, modify, extend, renew, waive, accelerate or otherwise change the time for payment or performance of, or the terms of, all or any part of the Guaranteed Obligations (including any increase or decrease in the rate or rates of interest on all or any part of the Guaranteed Obligations);
(ii) amend, supplement, modify, extend, renew, waive or otherwise change, or enter into or give, any Loan Document or any agreement, security document, guarantee, approval, consent or other instrument with respect to all or any part of the Guaranteed Obligations, any Loan Document or any such other instrument or any term or provision of the foregoing; (iii) accept or enter into new or additional agreements, security documents, guarantees or other instruments in addition to, in exchange for or relative to any Loan Document, all or any part of the Guaranteed Obligations or any collateral now or in the future serving as security for the Guaranteed Obligations; (iv) accept or receive (including from any other Obligor) partial payments or performance on the Guaranteed Obligations (whether as a result of the exercise of any right, remedy, power or privilege or otherwise); (v) accept, receive and hold any additional collateral for all or any part of the Guaranteed Obligations (including from any other Obligor); (vi) release, reconvey, terminate, waive, abandon, allow to lapse or expire, fail to perfect, subordinate, exchange, substitute, transfer, foreclose upon or enforce any collateral, security documents or guarantees (including the obligations of any other Obligor) for or relative to all or any part of the Guaranteed Obligations; (vii) apply any collateral or the proceeds of any collateral or guarantee (including the obligations of any other Obligor) to all or any part of the Guaranteed Obligations in such manner and extent as the Collateral Agent may in its discretion determine;
(viii) release any Person (including any other Obligor) from any personal liability with respect to all or any part of the Guaranteed Obligations;
(ix) settle, compromise, release, liquidate or enforce upon such terms and in such manner as the Collateral Agent may determine or as applicable law may dictate all or any part of the Guaranteed Obligations or any collateral on or guarantee of all or any part of the Guaranteed Obligations (including with any other Obligor); (x) consent to the merger or consolidation of, the sale of substantial assets by, or other restructuring or termination of the corporate existence of the Company or any other Person (including any other Obligor); (xi) proceed against the Company, such or any other Obligor or any other guarantor of all or any part of the Guaranteed Obligations or any collateral provided by any Person and exercise the rights, remedies, powers and privileges of the Holders under the Loan Documents or otherwise in such order and such manner as the Collateral Agent may, in its discretion, determine, without any necessity to proceed upon or against or exhaust any collateral, right, remedy, power or privilege before proceeding to call upon or otherwise enforce this Agreement as to any Obligor; (xii) foreclose upon any deed of trust, mortgage or other instrument creating or granting liens on any interest in real property by judicial or nonjudicial sale or by deed in lieu of foreclosure, bid any amount or make no bid in any foreclosure sale or make any other election of remedies with respect to such liens or exercise any right of set-off; (xiii) obtain the appointment of a receiver with respect to any collateral for all or any part of the Guaranteed Obligations and apply the proceeds of such receivership as the Collateral Agent may in its discretion determine (it being agreed that nothing in this clause (xiii) shall be deemed to make the Collateral Agent a party in possession in contemplation of law, except at its option); (xiv) enter into such other transactions or business dealings with any other Obligor, the Company, any Subsidiary or Affiliate of the Company or any other guarantor of all or any part of the Guaranteed Obligations as the Collateral Agent may desire; and (xv) do all or any combination of the actions set forth in this Section 2.02(a).

          (b) The enforceability and effectiveness of this Agreement and the liability of the Obligors, and the rights, remedies, powers and privileges of the Holders and the Collateral Agent, under this Agreement shall not be affected, limited, reduced, discharged or terminated, and each Obligor hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising, by reason of: (i) the illegality, invalidity or unenforceability of all or any part of the Guaranteed Obligations, any Loan Document or any agreement, security document, guarantee or other instrument relative to all or any part of the Guaranteed Obligations; (ii) any disability or other defense with respect to all or any part of the Guaranteed Obligations of the Company, any other Obligor or any other guarantor of all or any part of the Guaranteed Obligations, including the effect of any statute of limitations that may bar the enforcement of all or any part of the Guaranteed Obligations or the obligations of any such other guarantor; (iii) the illegality, invalidity or unenforceability of any security or guarantee for all or any part of the Guaranteed Obligations or the lack of perfection or continuing perfection or failure of the priority of any lien on any collateral for all or any part of the Guaranteed Obligations; (iv) the cessation, for any cause whatsoever, of the liability of the Company, any other Obligor or any other guarantor of all or any part of the Guaranteed Obligations (other than, subject to Section 2.05, by reason of the full payment and performance of all Guaranteed Obligations); (v) any failure of the Holders or the Collateral Agent to marshal assets in favor of the Company or any other Person (including any other Obligor), to exhaust any collateral for all or any part of the Guaranteed Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against any other Obligor, the Company, any other guarantor of all or any part of the Guaranteed Obligations or any other Person or to take any action whatsoever to mitigate or reduce such or any other Obligor's liability under this Agreement, the Holders and the Collateral Agent being under no obligation to take any such action notwithstanding the fact that all or any part of the Guaranteed Obligations may be due and payable and that the Company may be in default of its obligations under any Loan Document; (vi) any failure of the Holders or the Collateral Agent to give notice of sale or other disposition of any Collateral (including any notice of any judicial or nonjudicial foreclosure or sale of any interest in real property serving as collateral for all or any part of the Guaranteed Obligations) for all or any part of the Guaranteed Obligations to the Company, any Obligor or any other Person or any defect in, or any failure by any Obligor or any other Person to receive, any notice that may be given in connection with any sale or disposition of any Collateral; (vii) any failure of the Holders or the Collateral Agent to comply with applicable laws in connection with the sale or other disposition of any Collateral for all or any part of the Guaranteed Obligations; (viii) any judicial or nonjudicial foreclosure or sale of, or other election of remedies with respect to, any interest in real property or other Collateral serving as security for all or any part of the Guaranteed Obligations, even though such foreclosure, sale or election of remedies may impair the subrogation rights of any Obligor or may preclude any Obligor from obtaining reimbursement, contribution, indemnification or other recovery from any other Obligor, the Company, any other guarantor or any other Person and even though the Company may not, as a result of such foreclosure, sale or election of remedies, be liable for any deficiency; (ix) any benefits the Company, any Obligor or any other guarantor may otherwise derive from the laws of any jurisdiction of the nature of a "one-form-of-action," "anti-deficiency" or "security-first" rule; (x) any act or omission of the Holders, the Collateral Agent or any other Person that directly or indirectly results in or aids the discharge or release of the Company or any other Obligor of all or any part of the Guaranteed Obligations or any security or guarantee for all or any part of the Guaranteed Obligations by operation of law or otherwise; (xi) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation; (xii) the possibility that the obligations of the Company to the Holders or the Collateral Agent may at any time and from time to time exceed the aggregate liability of the Obligors under this Agreement; (xiii) any counterclaim, set-off or other claim which the Company or any other Obligor has or alleges to have with respect to all or any part of the Guaranteed Obligations; (xiv) any failure of the Holders or the Collateral Agent to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person; (xv) the election by the Holders or the Collateral Agent, in any bankruptcy proceeding of any Person, of the application or nonapplication of Section 1111(b)(2) of the Bankruptcy Code; (xvi) any extension of credit or the grant of any Lien under Section 364 of the Bankruptcy Code; (xvii) any use of cash collateral under Section 363 of the Bankruptcy Code; (xviii) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person; (xix) the avoidance of any Lien in favor of the Holders or the Collateral Agent for any reason;
(xx) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any part of the Guaranteed Obligations (or any interest on all or any part of the Guaranteed Obligations) in or as a result of any such proceeding; (xxi) any action taken by the Collateral Agent that is authorized by this Section 2.02 or otherwise in this Agreement or by any other provision of any Loan Document or any omission to take any such action; or (xxii) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

          (c) Each Obligor expressly waives, for the benefit of the Collateral Agent and the Holders, all set-offs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Agreement or of the existence, creation, incurring or assumption of new or additional Guaranteed Obligations. Each Obligor further expressly waives the benefit of any and all statutes of limitation and any and all laws providing for the exemption of property from execution or for valuation and appraisal upon foreclosure, to the maximum extent permitted by applicable law.

          (d) Each Obligor represents and warrants to the Holders that it has established adequate means of obtaining financial and other information pertaining to the business, operations and condition (financial and otherwise) of the Company and its properties on a continuing basis and that such Obligor is now and will in the future remain fully familiar with the business, operations and condition (financial and otherwise) of the Company and its properties. Each Obligor further represents and warrants that it has reviewed and approved each of the Loan Documents and is fully familiar with the transactions contemplated by the Loan Documents and that it will in the future remain fully familiar with such transactions and with any new Loan Documents and the transactions contemplated by such Loan Documents. Each Obligor hereby expressly waives and relinquishes any duty on the part of the Holders (should any such duty exist) to disclose to such or any other Obligor any matter of fact or other information related to the business, operations or condition (financial or otherwise) of the Company or its properties or to any Loan Document or the transactions undertaken pursuant to, or contemplated by, any such Loan Document, whether now or in the future known by the Holders.

          (e) Each Obligor intends that its rights and obligations shall be those expressly set forth in this Agreement and that its obligations shall not be affected, limited, reduced, discharged or terminated by reason of any principles or provisions of law which conflict with the terms of this Agreement.

     2.03 Understanding With Respect to Waivers and Consents. Each Obligor warrants and agrees that each of the waivers and consents set forth in this Agreement are made voluntarily and unconditionally after consultation with outside legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which such or any other Obligor otherwise may have against the Company, the Holders, the Collateral Agent or any other Person or against any Collateral. If, notwithstanding the intent of the parties that the terms of this Agreement shall control in any and all circumstances, any such waivers or consents are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent permitted by law.

     2.04 Subrogation. Notwithstanding any payment or payments made by the Obligors hereunder, or any set-off or application of funds of the Obligors by the Collateral Agent, no Obligors shall exercise any of the rights of the Collateral Agent or any Holder which any Obligor may acquire by way of subrogation, by any payment made hereunder, by reason of such set-off or application of funds or otherwise, against the Company or against any collateral security or guarantee or right of set-off held by the Collateral Agent or any Holder for the payment of the Guaranteed Obligations, and no Obligor shall seek or be entitled to seek any contribution or reimbursement from the Company in respect of payments made by the Obligors hereunder, until all amounts owing to the Collateral Agent and the Holders by the Company on account of the Guaranteed Obligations are paid in full. If any amount shall be paid to any Obligor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by such Obligor in trust for the Collateral Agent and the Holders, segregated from other funds of such Obligor, and shall, forthwith upon receipt by such Obligor, be turned over to the Collateral Agent in the exact form received by such Obligor (duly indorsed by such Obligor to the Collateral Agent, if required), to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as required by the applicable Loan Documents.

     2.05 Reinstatement. The obligations of each Obligor under this Article II shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company, any other Obligor or any other Person or any other application of funds (including the proceeds of any collateral for all or any part of the Guaranteed Obligations) in respect of all or any part of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of such Guaranteed Obligations, whether as a result of any proceedings in bankruptcy, reorganization or otherwise and the Obligors jointly and severally agree that it will indemnify the Holders and the Collateral Agent on demand for all reasonable costs and expenses (including fees and expenses of counsel) incurred by the Holders in connection with such rescission or restoration.

     2.06 Remedies. The Obligors hereby jointly and severally agree that, between each of them and the Collateral Agent (for the benefit of the Holders) the obligations of the Company under the Loan Documents may be declared to be forthwith (or may become automatically) due and payable as provided in Section 7.2 of the Note Purchase Agreement for purposes of
Section 2.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations becoming due and payable as against the Company) and that, in the event of such declaration (or such obligation being deemed due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable for purposes of Section 2.01.

     2.07 Subordination of Indebtedness of the Company; Security Interest.
(a) Each Obligor agrees that any indebtedness of the Company now or in the future owed to such Obligor is hereby subordinated to the Guaranteed Obligations. If the Collateral Agent so requests, any such indebtedness shall be collected, enforced and received by such Obligor as trustee for the Collateral Agent and shall be paid over to the Collateral Agent (for the benefit of the Holders) in kind on account of the Guaranteed Obligations. If, after the Collateral Agent's request, such Obligor fails to collect or enforce any such indebtedness or to pay the proceeds of such indebtedness to the Collateral Agent, the Collateral Agent as such Obligor's attorney-in-fact may do such acts and sign such documents in such Obligor's name and on such Obligor's behalf as the Collateral Agent considers necessary or desirable to effect such collection, enforcement or payment, the Collateral Agent being hereby appointed such Obligor's attorney-in-fact for such purpose.

          (b) Each Obligor hereby grants to the Collateral Agent (for the benefit of the Holders) a security interest in any indebtedness referred to in Section 2.07(a) and in any personal property of the Company in which such Obligor now has or in the future acquires any right, title or interest. Each Obligor agrees that such security interest shall be additional security for the Guaranteed Obligations and shall be superior to any right of such Obligor in such property until the Guaranteed Obligations have been fully satisfied and performed.

     2.08 Limitation on Guarantee. In any proceeding involving any state corporate law or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Obligors under Section 2.01 would otherwise be held or determined to be void, invalid or unenforceable or if the claims of the Holders in respect of such obligations would be subordinated to the claims of any other creditors on account of the Obligors' liability under Section 2.01, then, notwithstanding any other provision of this Agreement to the contrary, the amount of such liability shall, without any further action by the Obligors, the Holders or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

ARTICLE III.  COLLATERAL.

     3.01 Grant. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) and performance of the Secured Obligations, each Obligor hereby pledges and grants to the Collateral Agent, for the ratable benefit of the Holders a security interest in all of such Obligor's right, title and interest in and to the following property, whether now owned or hereafter acquired by such Obligor and whether now existing or hereafter coming into existence, including, without limitation, all real and personal property and interests in real and personal property (collectively, the "Collateral"):

          (a)(i) all of the shares of capital stock of the Issuers now owned or hereafter acquired by such Obligor as set forth in Schedule 3.01 together with in each case the certificates representing the same (collectively, the "Pledged Stock"); (ii) all shares, securities, moneys or property representing a dividend on, or a distribution or return of capital in respect of, any of the Pledged Stock, resulting from a split-up, revision, reclassification or other like change of any of the Pledged Stock or otherwise received in exchange for any of the Pledged Stock and all Equity Rights issued to the holders of, or otherwise in respect of, any of the Pledged Stock; and (iii) without affecting the obligations of any Obligor under any provision prohibiting such action under any Loan Document, in the event of any consolidation or merger in which any Issuer is not the surviving corporation, all shares of each class of the capital stock of the successor corporation (unless such successor corporation is the Company itself) formed by or resulting from such consolidation or merger (collectively, and together with the property described in clauses
(i) and (ii) above, the "Stock Collateral"); (iv) the Indebtedness described in Annex I issued by the obligors named therein (the "Pledged Debt"); (v) all additional Indebtedness for money borrowed or for the deferred purchase price of property from time to time owed to such Obligor by any obligor of the Pledged Debt, and all additional Indebtedness in excess of $25,000 for money borrowed or for the deferred purchase price of property from time to time owed to such Obligor by any other Person who, after the date of this Agreement, becomes, as a result of any occurrence, a Subsidiary of such Obligor or an Affiliate of such Obligor (any such Indebtedness being "Additional Debt"); (vi) all notes or other instruments evidencing the Indebtedness referred to in clauses (iv) and (v) above;

          (b) all accounts and general intangibles (each as defined in the Uniform Commercial Code) of such Obligor constituting a right to the payment of money, whether or not earned by performance, including all moneys due and to become due to such Obligor in repayment of any loans or advances, in payment for goods (including Inventory and Equipment) sold or leased or for services rendered, in payment of tax refunds and in payment of any guarantee of any of the foregoing (collectively, the "Accounts");

          (c) all instruments, chattel paper or letters of credit (each as defined in the Uniform Commercial Code) of such Obligor evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts (collectively, the "Instruments");

          (d) all inventory (as defined in the Uniform Commercial Code) and all other goods (including Motor Vehicles) of such Obligor that are held by such Obligor for sale, lease or furnishing under a contract of service (including to its Subsidiaries or Affiliates), that are so leased or furnished or that constitute raw materials, work in process or material used or consumed in its business, including all spare parts and related supplies, all goods obtained by such Obligor in exchange for any such goods, all products made or processed from any such goods and all substances, if any, commingled with or added to any such goods (collectively, the "Inventory");

          (e) all equipment (as defined in the Uniform Commercial Code) and all other goods (including Motor Vehicles) of such Obligor that are used or bought for use primarily in its business, including all spare parts and related supplies, all goods obtained by such Obligor in exchange for any such goods, all substances, if any, commingled with or added to such goods and all upgrades and other improvements to such goods, in each case to the extent not constituting Inventory (collectively, the "Equipment");

          (f) all documents of title (as defined in the Uniform Commercial
Code) or other receipts of such Obligor covering, evidencing or representing Inventory or Equipment (collectively, the "Documents");

          (g) all contracts and other agreements of such Obligor relating to the sale or other disposition of all or any part of the Inventory, Equipment or Documents and all rights, warranties, claims and benefits of such Obligor against any Person arising out of, relating to or in connection with all or any part of the Inventory, Equipment or Documents of such Obligor, including any such rights, warranties, claims or benefits against any Person storing or transporting any such Inventory or Equipment or issuing any such Documents;

          (h) all other accounts or general intangibles of such Obligor not constituting Accounts, including, to the extent related to all or any part of the other Collateral, all books, correspondence, credit files, records, invoices, tapes, cards, computer runs and other papers and documents in the possession or under the control of such Obligor or any computer bureau or service company from time to time acting for such Obligor;

          (i) the balance from time to time in the Collateral Account;

          (j) all other tangible and intangible property of such Obligor, including all Intellectual Property; and

          (k) all proceeds and products in whatever form of all or any part of the other Collateral, including all proceeds of insurance and all condemnation awards and all other compensation for any Casualty Event with respect to all or any part of the other Collateral (together with all rights to recover and proceed with respect to the same), and all accessories to, substitutions for and replacements of all or any part of the other Collateral.

     3.02 Intellectual Property. For the purpose of enabling the Collateral Agent to exercise its rights, remedies, powers and privileges under Article VII at such time or times as the Collateral Agent shall be lawfully entitled to exercise such rights, remedies, powers and privileges, and for no other purpose, each Obligor hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Obligor) to use, assign, license or sublicense any of the Intellectual Property of such Obligor, together with reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout of such items.

     3.03 Perfection. Concurrently with the execution and delivery of this Agreement, each Obligor shall (i) file such financing statements and other documents in such offices as shall be necessary or as the Collateral Agent may request to perfect and establish the first priority (subject only to Liens permitted under Section 6.7 of the Note Purchase Agreement) of the Liens granted by this Agreement (including promptly filing the Assignment for Security--Trademarks and Patents, in the form executed on the date hereof by the Obligors, in the United States Patent and Trademark Office),
(ii) deliver and pledge to the Collateral Agent any and all Instruments, endorsed or accompanied by such instruments of assignment and transfer in such form and substance as the Collateral Agent may request, (iii) cause the Collateral Agent (to the extent requested by the Collateral Agent) to be listed as the lienholder on all certificates of title or ownership relating to Motor Vehicles owned by such Obligor and deliver to the Collateral Agent originals of all such certificates of title or ownership for the Motor Vehicles together with the odometer statements for each respective Motor Vehicle, (iv) deliver and pledge to the Collateral Agent all certificates for the Pledged Stock and notes, instruments or other documents evidencing the Pledged Debt, accompanied by undated stock or bond powers, as the case may be, duly executed in blank and (v) take all such other actions as shall be necessary or as the Collateral Agent may request to perfect and establish the first priority (subject only to such Permitted Liens) of the Liens granted by this Agreement. The Collateral Agent shall have the right, at any time in its discretion and with notice to the Company, to transfer to or to register in its name or in the name of any of its nominees any or all of the Pledged Stock or Pledged Debt.

     3.04 Preservation and Protection of Security Interests. Each Obligor shall:

          (a) upon the acquisition after the Signing Date by such Obligor of any Securities Collateral, promptly either (x) transfer and deliver to the Collateral Agent all such Securities Collateral (together with the certificates or instruments representing such Securities Collateral securities duly endorsed in blank or accompanied by undated powers duly executed in blank) or (y) take such other action as the Collateral Agent shall deem necessary or appropriate to perfect, and establish the priority of, the Liens granted by this Agreement in such Securities Collateral;

          (b) upon the acquisition after the Signing Date by such Obligor of any Instrument, promptly deliver and pledge to the Collateral Agent all such Instruments, endorsed or accompanied by such instruments of assignment and transfer in such form and substance as the Collateral Agent may request;

          (c) upon the acquisition after the Signing Date by such Obligor of any Equipment or Motor Vehicle covered by a certificate of title or ownership, promptly cause the Collateral Agent to be listed as the lienholder on such certificate of title and within 45 days of the acquisition of such property deliver evidence of the same to the Collateral Agent;

          (d) upon such Obligor's acquiring, or otherwise becoming entitled to the benefits of, any Copyright (or copyrightable material), Patent (or patentable invention), Trademark (or associated goodwill) or other Intellectual Property or upon or prior to such Obligor's filing, either directly or through any agent, licensee or other designee, of any application with any governmental Person for any Copyright, Patent, Trademark, or other Intellectual Property, in each case after the Signing Date, execute and deliver such contracts, agreements and other instruments as the Collateral Agent may request to evidence, validate, perfect and establish the first priority (subject only to Liens permitted under Section
6.7 of the Note Purchase Agreement) of the Liens granted by this Agreement in such and any related Intellectual Property; and

          (e) give, execute, deliver, file or record any and all financing statements, notices, contracts, agreements or other instruments, obtain any and all governmental approvals and take any and all steps that may be necessary or as the Collateral Agent may request to create, perfect, establish the first priority (subject only to Liens permitted under Section
6.7 of the Note Purchase Agreement) of, or to preserve the validity, perfection or first priority (subject only to such Permitted Liens) of, the Liens granted by this Agreement or to enable the Collateral Agent to exercise and enforce its rights, remedies, powers and privileges under this Agreement with respect to such Liens, including causing any or all of the Securities Collateral to be transferred of record into the name of the Collateral Agent or its nominee (and the Collateral Agent agrees that if any Securities Collateral is transferred into its name or the name of its nominee, the Collateral Agent will thereafter promptly give to such Obligor copies of any notices and communications received by it with respect to the Stock Collateral pledged by such Obligor), provided that notices to account debtors in respect of any Accounts or Instruments shall be subject to the provisions of Section 4.02(b).

     3.05 Attorney-in-Fact. (a) Subject to the rights of such Obligor under Sections 3.06, 3.07, 3.08 and 3.09, the Collateral Agent is hereby appointed the attorney-in-fact of each Obligor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, to preserve the validity, perfection and first priority (subject only to Liens permitted under Section 6.7 of the Note Purchase Agreement) of the Liens granted by this Agreement and, following any Default, to exercise its rights, remedies, powers and privileges under this Agreement. This appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall be entitled under this Agreement upon the occurrence and continuation of any Event of Default (or, in respect of Section 4.02(b), any Default) (i) to ask, demand, collect, sue for, recover, receive and give receipt and discharge for amounts due and to become due under and in respect of all or any part of the Collateral; (ii) to receive, endorse and collect any Instruments or other drafts, instruments, documents and chattel paper in connection with clause (i) above (including any draft or check representing the proceeds of insurance or the return of unearned premiums); (iii) to file any claims or take any action or proceeding that the Collateral Agent may deem necessary or advisable for the collection of all or any part of the Collateral, including the collection of any compensation due and to become due under any contract or agreement with respect to all or any part of the Collateral; and (iv) to execute, in connection with any sale or disposition of the Collateral under Article VII, any endorsements, assignments, bills of sale or other instruments of conveyance or transfer with respect to all or any part of the Collateral. In any suit, proceeding or action brought by the Collateral Agent relating to any Account, contract or Instrument for any sum owing thereunder, or to enforce any provision of any Account, contract or Instrument, the Obligors, jointly and severally, will save, indemnify and keep the Collateral Agent harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the obligor thereunder, arising out of a breach by any Obligor of any obligation thereunder or arising out of any other agreement, Indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from the Obligors, and all such obligations of the Obligors shall be and remain enforceable against and only against the Obligors and shall not be enforceable against the Collateral Agent.

          (b) Without limiting the rights and powers of the Collateral Agent under Section 3.05(a), each Obligor hereby appoints the Collateral Agent as its attorney-in-fact, effective the Signing Date and terminating upon the termination of this Agreement, for the purpose of (i) executing on behalf of such Obligor title or ownership applications for filing with appropriate state agencies to enable Motor Vehicles now owned or hereafter acquired by such Obligor to be retitled and the Collateral Agent to be listed as lienholder as to such Motor Vehicles, (ii) filing such applications with such state agencies and (iii) executing such other documents and instruments on behalf of, and taking such other action in the name of, such Obligor as the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement (including the purpose of creating in favor of the Collateral Agent a first priority perfected lien on the Motor Vehicles and exercising the rights and remedies of the Collateral Agent under Article VII). This appointment as attorney-in-fact is irrevocable and coupled with an interest.

          (c) Without limiting the rights and powers of the Collateral Agent under Section 3.05(a), each Obligor hereby appoints the Collateral Agent as its attorney-in-fact, effective the Signing Date and terminating upon the termination of this Agreement, for the purpose of executing and filing all such contracts, agreements and other documents as are contemplated by Section 3.04(d). This appointment as attorney-in-fact is irrevocable and coupled with an interest.

     3.06 Special Provisions Relating to Securities Collateral. (a) So long as no Event of Default shall have occurred and be continuing, the Obligors shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Securities Collateral for all purposes not inconsistent with the terms of any Loan Document, provided that the Obligors jointly and severally agree that they will not vote the Securities Collateral in any manner that is inconsistent with the terms of any Loan Document; and the Collateral Agent shall, at the Obligors' expense, execute and deliver to the Obligors or cause to be executed and delivered to the Obligors all such proxies, powers of attorney, dividends and other orders and other instruments, without recourse, as the Obligors may reasonably request for the purpose of enabling the Obligors to exercise the rights and powers which they are entitled to exercise pursuant to this Section 3.06(a).

          (b) So long as no Event of Default shall have occurred and be continuing, the Obligors shall be entitled to receive and retain any dividends or distributions on the Securities Collateral paid in cash.

          (c) If any Event of Default shall have occurred and be continuing, and whether or not the Holders or the Collateral Agent exercise any available right to declare any Secured Obligation due and payable or seek or pursue any other right, remedy, power or privilege available to them under applicable law, this Agreement or any other Loan Document, all dividends and other distributions on the Securities Collateral shall be paid directly to the Collateral Agent and retained by it in the Collateral Account as part of the Securities Collateral, subject to the terms of this Agreement, and, if the Collateral Agent shall so request, the Obligors jointly and severally agree to execute and deliver to the Collateral Agent appropriate additional dividend, distribution and other orders and instruments to that end, provided that if such Event of Default is cured, any such dividend or distribution paid to the Collateral Agent prior to such cure shall, upon request of the Obligors (except to the extent applied to the Secured Obligations), be returned by the Collateral Agent to the Obligors.

     3.07 Use of Intellectual Property. Subject to such action not otherwise constituting a Default and so long as no Event of Default shall have occurred and be continuing, the Obligors will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of the Obligors. In furtherance of the foregoing, so long as no Event of Default shall have occurred and be continuing, the Collateral Agent shall from time to time, upon the request of the Obligors through the Company, execute and deliver any instruments, certificates or other documents, in the form so requested, which such Obligors through the Company shall have certified are appropriate (in their reasonable judgment) to allow them to take any action permitted above (including relinquishment of the license provided pursuant to Section 3.02 as to any specific Intellectual Property). The exercise of rights, remedies, powers and privileges under Article VII by the Collateral Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Obligors in accordance with the first sentence of this
Section 3.07.

     3.08 Instruments. So long as no Default or Event of Default shall have occurred and be continuing, each Obligor may retain for collection in the ordinary course of business any Instruments obtained by it in the ordinary course of business, and the Collateral Agent shall, promptly upon the request, and at the expense of, such Obligor through the Company, make appropriate arrangements for making any Instruments pledged by the Obligors available to the respective Obligor for purposes of presentation, collection or renewal. Any such arrangement shall be effected, to the extent deemed appropriate by the Collateral Agent, against trust receipt or like document.

     3.09 Use of Collateral. So long as no Event of Default shall have occurred and be continuing, each Obligor shall, in addition to its rights under Sections 3.06, 3.07 and 3.08 hereof and Section 6.17 of the Note Purchase Agreement, in respect of the Collateral contemplated in those sections, be entitled to use and possess the other Collateral and to exercise its rights, title and interest in all contracts, agreements, licenses and governmental approvals, subject to the rights, remedies, powers and privileges of the Collateral Agent under Articles IV and VII and to such use, possession or exercise not otherwise constituting a Default.

     3.10 Rights and Obligations. (a) Each Obligor shall remain liable to perform its duties and obligations under the contracts and agreements included in the Collateral in accordance with their respective terms to the same extent as if this Agreement had not been executed and delivered. The exercise by the Collateral Agent of any right, remedy, power or privilege in respect of this Agreement shall not release any Obligor from any of its duties and obligations under such contracts and agreements and the Obligors shall save, indemnify and keep the Collateral Agent harmless from and against all expense, loss or damage suffered by reason of such exercise. The Collateral Agent shall have no duty, obligation or liability under such contracts and agreements or with respect to any governmental approval included in the Collateral by reason of this Agreement or any other Loan Document, nor shall the Collateral Agent be obligated to perform any of the duties or obligations of any Obligor under any such contract or agreement or any such governmental approval or to take any action to collect or enforce any claim (for payment) under any such contract or agreement or governmental approval.

          (b) No Lien granted by this Agreement in the Obligors' right, title and interest in any contract, agreement or governmental approval shall be deemed to be a consent by the Collateral Agent to any such contract, agreement or governmental approval.

          (c) No reference in this Agreement to proceeds or to the sale or other disposition of Collateral shall authorize any Obligor to sell or otherwise dispose of any Collateral except to the extent otherwise expressly permitted by the terms of any Loan Document.

          (d) The Collateral Agent shall not be required to take steps necessary to preserve any rights against prior parties to any part of the Collateral.

     3.11 Release of Motor Vehicles. So long as no Default shall have occurred and be continuing, upon the request of, and at the expense of, any Obligor, the Collateral Agent shall execute and deliver to such Obligor such instruments as such Obligor shall reasonably request to remove the notation of the Collateral Agent as lienholder on any certificate of title for any Motor Vehicle; provided that any such instruments shall be delivered, and the release shall be effective, only upon receipt by the Collateral Agent of a certificate from such Obligor stating that the Motor Vehicle the Lien on which is to be released is to be sold or has suffered a casualty loss (with title passing to the appropriate casualty insurance company in settlement of the claim for such loss).

     3.12 Termination. When all Secured Obligations shall have been indefeasibly paid in full, this Agreement shall (subject, however, to Section 2.05) terminate, and the Collateral Agent shall, at the expense of the respective Obligor, forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect of the Collateral, to or on the order of the respective Obligors and to be released, canceled and granted back all licenses and rights referred to in Section 3.02. The Collateral Agent shall also, at the expense of the respective Obligor, execute and deliver to the respective Obligors upon such termination such Uniform Commercial Code termination statements, certificates for terminating the Liens on the Motor Vehicles and such other documentation as shall be reasonably requested by the respective Obligors to effect the termination and release of the Liens granted by this Agreement on the Collateral.

ARTICLE IV.  CASH PROCEEDS OF COLLATERAL.

     4.01 Collateral Account. There is hereby established with the Collateral Agent a cash collateral account (the "Collateral Account") in the name and under the exclusive domain and control of the Collateral Agent into which there shall be deposited from time to time the cash proceeds of any of the Collateral (including proceeds resulting from insurance or condemnation) required to be delivered to the Collateral Agent pursuant to this Agreement and into which any Obligor may from time to time deposit any additional amounts which it wishes to pledge to the Collateral Agent as additional collateral security under this Agreement. The balance from time to time in the Collateral Account shall constitute part of the Collateral and shall not constitute payment of the Secured Obligations until applied as provided in this Agreement. If any Event of Default shall have occurred and be continuing, the Collateral Agent may in its discretion apply (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Article VII. The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided in this Agreement.

     4.02 Certain Proceeds. (a) If any Default or Event of Default shall have occurred and be continuing, each Obligor shall, upon request of the Collateral Agent, promptly notify (and such Obligor hereby authorizes the Collateral Agent so to notify) each account debtor in respect of any Accounts or Instruments that such Collateral has been assigned to the Collateral Agent under this Agreement and that any payments due or to become due in respect of such Collateral are to be made directly to the Collateral Agent. All such payments made to the Collateral Agent shall be immediately deposited in the Collateral Account.

          (b) Each Obligor agrees that if the proceeds of any Collateral (including payments made in respect of Accounts and Instruments) shall be received by it following the occurrence and during the continuation of a Default, such Obligor shall as promptly as possible deposit such proceeds into the Collateral Account. Until so deposited, all such proceeds shall be held in trust by each Obligor for and as the property of the Collateral Agent and shall not be commingled with any other funds or property of such Obligor.

     4.03 Investment of Balance in Collateral Account. Amounts on deposit in the Collateral Account shall be invested from time to time in such Permitted Investments as the Obligors through the Company (or, if any Default or Event of Default shall have occurred and be continuing, the Collateral Agent) shall determine. All such investments shall be held in the name and be under the control of the Collateral Agent. At any time after the occurrence and during the continuance of an Event of Default, the Collateral Agent may in its discretion at any time and from time to time elect to liquidate any such investments and to apply or cause to be applied the proceeds of such action to the payment of the Secured Obligations in the manner specified in Article VII.

ARTICLE V.  REPRESENTATIONS AND WARRANTIES.

     Each Obligor hereby represents and warrants to the Collateral Agent for the benefit of the Holders as follows:

     5.01 Title. Such Obligor is the sole beneficial owner of the Collateral in which it purports to grant a Lien pursuant to this Agreement, and, except as set forth in Schedule 5.01, such Collateral is free and clear of all Liens. The first priority Liens granted by this Agreement in favor of the Collateral Agent for the benefit of the Collateral Agent and the Holders have attached and, upon filing of the respective financing statements in the jurisdictions listed on Annex II, this Agreement is effective to create a perfected first priority security interest in all of such Collateral prior to all other Liens. With respect to the Pledged Stock, the Pledged Debt and the cash in the Collateral Account, the pledge of such Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in such Collateral in favor of the Collateral Agent for the benefit of the Holders.

     5.02 Securities Collateral. (a) The Pledged Stock presently owned by such Obligor is duly authorized, validly existing, fully paid and nonassessable, and none of such Pledged Stock is subject to any contractual restriction, or any restriction under the charter or by-laws of the respective Issuer of such Pledged Stock, upon the transfer of such Pledged Stock (except for any such restriction contained in any Loan Document). The Pledged Debt pledged by such Obligor has been duly authorized, authenticated or issued and delivered, and is the legal, valid and binding obligation of the issuers thereof, and is not in default. The Pledged Debt constitutes all of the outstanding Indebtedness for money borrowed or for the deferred purchase price of property owed to such Obligor by any of its Subsidiaries or Affiliates.

          (b) The Pledged Stock pledged by such Obligor constitutes all of the issued and outstanding shares of capital stock of any class of the Issuers beneficially owned by such Obligor on the Signing Date (whether or not registered in the name of such Obligor).

     5.03 Intellectual Property. (a) Except pursuant to licenses and other user agreements entered into by such Obligor in the ordinary course of business, such Obligor owns and possesses the right to use, and has done nothing to authorize or enable any other Person to use, any Copyright, Patent or Trademark constituting Intellectual Property.

          (b) No Obligor owns any Trademarks registered in the United States of America to which the last sentence of the definition of Trademark Collateral applies.

     5.04 Goods. Any goods now or hereafter manufactured or otherwise produced by any Obligor or any of its Subsidiaries included in the Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act.

ARTICLE VI.  COVENANTS.

     6.01 Books and Records. Each Obligor shall: (a) keep full and accurate books and records relating to the Collateral and stamp or otherwise mark such books and records in such manner as the Collateral Agent may reasonably require in order to reflect the Liens granted by this Agreement;
(b) furnish to the Collateral Agent from time to time (but, unless a Default shall have occurred and be continuing, no more frequently than quarterly) statements and schedules further identifying and describing the Copyright Collateral, the Patent Collateral and the Trademark Collateral and such other reports in connection with the Copyright Collateral, the Patent Collateral and the Trademark Collateral, as the Collateral Agent may reasonably request, all in reasonable detail; (c) prior to filing, either directly or through an agent, licensee or other designee, any application for any Copyright, Patent or Trademark, furnish to the Collateral Agent prompt notice of such proposed filing; and (d) permit representatives of the Collateral Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, permit representatives of the Collateral Agent to be present at such Obligor's place of business to receive copies of all communications and remittances relating to the Collateral and forward copies of any notices or communications received by such Obligor with respect to the Collateral, all in such manner as the Collateral Agent may reasonably request.

     6.02 Removals, Etc. Without at least 30 days' prior written notice to the Collateral Agent, each Obligor shall (i) not maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place, or permit any Inventory or Equipment to be located anywhere, other than (a) at the address initially indicated for notices to it under Article VIII, (b) at one of the other business locations presently owned or operated by such Obligor or any of its Affiliates and identified in Annex II or III or (c) in transit from one of such locations to another, or (ii) change its corporate name, or the name under which it does business, from the name shown on the signature pages to this Agreement, provided that the Company shall be permitted to consummate the reincorporation merger whereby the Company would merge with a Delaware Subsidiary of the Company to change the Company's state of incorporation from Florida to Delaware (as described in the Notice of Special Meeting of Stockholders and Proxy Statement filed by the Company with the SEC on September 18, 1998).

     6.03 Stock Collateral. The Obligors will cause the Stock Collateral to constitute at all times 100% of the total number of shares of each class of capital stock of each Issuer then outstanding. The Obligors shall cause all such shares to be duly authorized, validly issued, fully paid and nonassessable and to be free of any contractual restriction or any restriction under the charter or bylaws of the respective Issuer of such Stock Collateral, upon the transfer of such Stock Collateral (except for any such restriction contained in any Loan Document). Such Obligor agrees that it will (i) cause each issuer of the Pledged Stock not to issue any shares of stock or other securities in addition to or in substitution for the Pledged Stock, (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of capital stock issued to such Obligor (the "Additional Stock") and any and all Additional Debt, and (iii) promptly (and in any event within three business days) deliver to the Collateral Agent an amendment to this Agreement, duly executed by such Obligor, in respect of the Additional Shares or Additional Debt, together with all certificates, notes or other instruments representing or evidencing the same. Such Obligor agrees that all Additional Shares and Additional Debt listed on any such amendment delivered to the Collateral Agent shall for all purposes hereunder constitute Pledged Stock and Pledged Debt, respectively, and (iii) is deemed to have made, upon such delivery, the representations and warranties contained in Article IV hereof with respect to such Collateral.

     6.04 Intellectual Property. (a) Each Obligor (either itself or through licensees) will, for each Trademark, (i) to the extent consistent with past practice and good business judgment, continue to use such Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force and effect free from any claim of abandonment for nonuse, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) employ such Trademark with the appropriate notice of registration and (iv) not (and not permit any licensee or sublicensee to) do any act or knowingly omit to do any act whereby any Trademark material to the conduct of its business may become invalidated.

          (b) Each Obligor (either itself or through licensees) will not do any act or knowingly omit to do any act whereby any Patent material to the conduct of its business may become abandoned or dedicated.

          (c) Each Obligor shall notify the Collateral Agent immediately if it knows or has reason to know that any Intellectual Property material to the conduct of its business may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding before any governmental Person) regarding each Obligor's ownership of any Intellectual Property material to its business, its right to copyright, patent or register the same (as the case may be), or its right to keep, use and maintain the same.

          (d) Each Obligor will take all necessary steps that are consistent with good business practices in any proceeding before any appropriate governmental Person to maintain and pursue each application relating to any Intellectual Property (and to obtain the relevant registrations) and to maintain each registration material to the conduct of its business, including payment of maintenance fees, filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings.

          (e) In the event that any Intellectual Property material to the conduct of its business is infringed, misappropriated or diluted by a third party, each Obligor shall notify the Collateral Agent within ten days after it learns of such event and shall, if consistent with good business practice, promptly sue for infringement, misappropriation or dilution, seek temporary restraints and preliminary injunctive relief to the extent practicable, seek to recover any and all damages for such infringement, misappropriation or dilution and take such other actions as are appropriate under the circumstances to protect such Collateral.

          (f) Each Obligor shall prosecute diligently any application for any Intellectual Property pending as of the date of this Agreement or thereafter made until the termination of this Agreement, make application on uncopyrighted but copyrightable material, unpatented but patentable inventions and unregistered but registerable Trademarks and preserve and maintain all rights in applications for any Intellectual Property; provided, however, that the Obligors shall have no obligation to make any such application if making such application would be unnecessary or imprudent in the good faith business judgment of the respective Obligor. Any expenses incurred in connection with such an application shall be borne by the Obligors.

          (g) The Collateral Agent shall have the right but shall in no way be obligated to bring suit in its own name to enforce the Copyrights, Patents and Trademarks and any license under such Intellectual Property, in which event each Obligor shall, at the request of the Collateral Agent, do any and all lawful acts and execute and deliver any and all proper documents required by the Collateral Agent in aid of such enforcement action.

ARTICLE VII.  REMEDIES.

     7.01 Events of Default, Etc. Without limitation on the rights, remedies, powers and privileges of the Collateral Agent under Article II, if any Event of Default shall have occurred and be continuing:

          (a) the Collateral Agent in its discretion may require each Obligor to, and each Obligor shall, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Collateral Agent and such Obligor, designated in the Collateral Agent's request;

          (b) the Collateral Agent in its discretion may make any reasonable compromise or settlement it deems desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, all or any part of the Collateral;

          (c) the Collateral Agent in its discretion may, in its name or in the names of the Obligors or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for all or any part of the Collateral, but shall be under no obligation to do so;

          (d) the Collateral Agent in its discretion may, upon five business days' prior written notice to the Obligors of the time and place, with respect to all or any part of the Collateral which shall then be or shall thereafter come into the possession, custody or control of the Collateral Agent, or its agents, sell, lease or otherwise dispose of all or any part of such Collateral, at such place or places as the Collateral Agent deems best, for cash, for credit or for future delivery (without thereby assuming any credit risk) and at public or private sale, without demand of performance or notice of intention to effect any such disposition or of time or place of any such sale (except such notice as is required above or by applicable statute and cannot be waived), and the Collateral Agent or any other Person may be the purchaser, lessee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Obligors, any such demand, notice and right or equity being hereby expressly waived and released. In the event of any sale, license or other disposition of any of the Trademark Collateral, the goodwill connected with and symbolized by the Trademark Collateral subject to such disposition shall be included, and the Obligors shall supply to the Collateral Agent or its designee, for inclusion in such sale, assignment or other disposition, all Intellectual Property relating to such Trademark Collateral. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned; and

          (e) the Collateral Agent shall have, and in its discretion may exercise, all of the rights, remedies, powers and privileges with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not the Uniform Commercial Code is in effect in the jurisdiction where such rights, remedies, powers and privileges are asserted) and such additional rights, remedies, powers and privileges to which a secured party is entitled under the laws in effect in any jurisdiction where any rights, remedies, powers and privileges in respect of this Agreement or the Collateral may be asserted, including the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Collateral Agent were the sole and absolute owner of the Collateral (and each Obligor agrees to take all such action as may be appropriate to give effect to such right).

     The proceeds of, and other realization upon, the Collateral by virtue of the exercise of remedies under this Section 7.01 and of the exercise of the license granted to the Collateral Agent in Section 3.02 shall be applied in accordance with Section 7.04.

     7.02 Deficiency. If the proceeds of, or other realization upon, the Collateral by virtue of the exercise of remedies under Section 7.01 and of the exercise of the license granted to the Collateral Agent in Section 3.02 are insufficient to cover the costs and expenses (including attorneys fees) of such exercise and the payment in full of the other Secured Obligations, the Obligors shall remain liable for any deficiency.

     7.03 Private Sale. (a) The Collateral Agent shall incur no liability as a result of the sale, lease or other disposition of all or any part of the Collateral at any private sale pursuant to Section 7.01 conducted in a commercially reasonable manner. Each Obligor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

          (b) The Obligors recognize that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to distribution or resale. The Obligors acknowledge that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective Issuer of such Collateral to register it for public sale.

     7.04 Application of Proceeds. Except as otherwise expressly provided in this Agreement and except as provided below in this Section 7.04, the proceeds of, or other realization upon, all or any part of the Collateral by virtue of the exercise of remedies under Section 7.01 or of the exercise of the license granted in Section 3.02, and any other cash at the time held by the Collateral Agent under Article IV or this Article VII, shall be applied by the Collateral Agent:

     First, to the payment of the costs and expenses of such exercise of remedies, including reasonable out-of-pocket costs and expenses of the Collateral Agent, the fees and expenses of its agents and counsel and all other expenses incurred and advances made by the Collateral Agent in that connection;

     Second, to the Collateral Agent for amounts due and unpaid on the Notes for principal and interest and all other amounts due and unpaid under the Loan Documents including the Make-Whole Amount; and

     Third, to the Company, the Obligors or any other obligors on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

     As used in this Article VII, "proceeds" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any property received under any bankruptcy, reorganization or other similar proceeding as to any Obligor or any issuer of, or account debtor or other obligor on, any of the Collateral.

ARTICLE VIII.  MISCELLANEOUS.

     8.01 Waiver. No failure on the part of the Collateral Agent or any Holder to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under this Agreement shall operate as a waiver of such right, remedy, power or privilege, nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise of any such right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     8.02 Notices. All notices and communications to be given under this Agreement shall be deemed given, if in writing and delivered personally, by telecopy or sent by registered mail, postage prepaid to:

     if to the Obligors:                Inamed Corporation
                                        3800 Howard Hughes Parkway, #900
                                        Las Vegas, Nevada
                                        Attention:  Ilan Reich

     if to the Collateral Agent:        Appaloosa Management, L.P.
                                        26 Main St., 1st Floor
                                        Chatham, N.J.  07928
                                        Attention:  James Bolin

     8.03 Expenses, Etc. The Obligors jointly and severally agree to pay or to reimburse the Collateral Agent for all costs and expenses (including reasonable attorney's fees and expenses) that may be incurred by the Collateral Agent in any effort to enforce any of the provisions of Article II or Article VII, or any of the obligations of the Obligors in respect of the Collateral or in connection with (a) the preservation of the Lien of, or the rights of the Collateral Agent under this Agreement or (b) any actual or attempted sale, lease, disposition, exchange, collection, compromise, settlement or other realization in respect of, or care of, the Collateral, including all such costs and expenses (and reasonable attorney's fees and expenses) incurred in any bankruptcy, reorganization, workout or other similar proceeding.

     8.04 Amendments. This Agreement may be amended as to the Collateral Agent and its respective successors and assigns, and the Obligors may take any action herein prohibited, or omit to perform any act required to be performed by it, if the Obligors shall obtain the written consent of the Collateral Agent. This Agreement may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification or discharge is sought or by parties with the right to consent to such waiver, change, modification or discharge on behalf of such party.

     8.05 Successors and Assigns. All covenants and agreements contained herein shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

     8.06 Survival. All covenants, agreements, representations and warranties contained herein and in any certificates delivered pursuant hereto in connection with the transactions contemplated hereby shall survive the Closing and the delivery of the Loan Documents, regardless of any investigation made by or on behalf of any party.

     8.07 Agreements Superseded. Except with respect to express references to other Loan Documents, this Agreement supersedes all prior agreements and understandings, written or oral, among the parties with respect to the subject matter of this Agreement.

     8.08 Severability. If any term, provision, covenant or restriction of this Agreement or any exhibit hereto is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement and such exhibits shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

     8.09 Captions. The table of contents and captions and section headings appearing in this Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

     8.10 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     8.11 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A
JURISDICTION OTHER THAN SUCH STATE.

     8.12 Submission to Jurisdiction. If any action, proceeding or litigation shall be brought by the Collateral Agent in order to enforce any right or remedy under this Agreement, each Obligor hereby consents and will submit, and will cause each of its Subsidiaries to submit, to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement. Each Obligor hereby irrevocably waives any objection, including, but not limited to, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action, proceeding or litigation in such jurisdiction.

     8.13. Service of Process. Nothing herein shall affect the right of the Collateral Agent to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Obligor in any other jurisdiction.

     8.14. WAIVER OF JURY TRIAL. EACH OBLIGOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                         APPALOOSA MANAGEMENT, L.P.
                                           as Collateral Agent
                                         By:  Appaloosa Partners, Inc.,
                                                its General Partner

                                         By: /s/ Jim Bolin
                                            -------------------------------
                                             Name: Jim Bolin
                                             Title:

                                         BIOENTERICS CORPORATION,
                                         a California corporation


                                         By: /s/ Ilan Reich
                                            -------------------------------
                                             Name: Ilan Reich
                                             Title:

                                         CUI CORPORATION,
                                         a California corporation


                                         By: /s/ Ilan Reich
                                            -------------------------------
                                             Title:

                                         FLOWMATRIX CORPORATION,
                                         a California corporation


                                         By: /s/ Ilan Reich
                                            -------------------------------
                                             Title:

                                         INAMED DEVELOPMENT COMPANY,
                                         a California corporation


                                         By: /s/ Ilan Reich
                                            -------------------------------
                                             Title:


                                         MCGHAN MEDICAL CORPORATION,
                                         a California corporation


                                         By: /s/ Ilan Reich
                                            -------------------------------
                                             Title: